As filed with the Securities and Exchange Commission on August 18, 1999.
                                                Registration No. 333-___________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                         ------------------------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                         ------------------------------

                              DELTEK SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

            VIRGINIA                                         54-1252625
      (State or Other Jurisdiction of                      (I.R.S. Employer
      Incorporation or Organization)                       Identification No.)

                             8280 GREENSBORO DRIVE
                             MCLEAN, VIRGINIA 22102
                                 (703) 734-8606
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                          OPTIONS ISSUED TO ERIC BREHM
                              (Full Title of Plan)

                         ------------------------------

                               KENNETH E. DELASKI
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                              DELTEK SYSTEMS, INC.
                             8280 GREENSBORO DRIVE
                             MCLEAN, VIRGINIA 22102
                                 (703) 734-8606

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                       ------------------------------
                                  Copy to:
                          Kathleen L. Cerveny, Esq.
                            Hazel & Thomas, P.C.
                     3110 Fairview Park Drive, Ste. 1400
                           Falls Church, VA  22042
                               (703) 641-4200

       If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]

                              CALCULATION OF REGISTRATION FEE

============================================================================================
                                                               PROPOSED MAXIMUM
                                             PROPOSED MAXIMUM    AGGREGATE       AMOUNT OF
  TITLE OF SECURITIES TO BE   AMOUNT TO     AGGREGATE PRICE      OFFERING      REGISTRATION
         REGISTERED           BE REGISTERED   PER SHARE (1 )     PRICE (1)          FEE
--------------------------------------------------------------------------------------------
Common Stock, $.001 par value   4,230(2)          $14.00            $59,220      $100.00
Common Stock, $.001 par value   4,230(3)          $ ---             $ ---        $ ---(4)
============================================================================================

                                                                (notes overleaf)

(1) Calculated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, based upon the closing bid price for the Common Stock on August 13, 1999.

(2) Represents the aggregate maximum number of shares issuable in accordance with options granted to Eric Brehm (the "Brehm Options"). In addition to such shares, this Registration Statement covers such additional number of shares as may be required by reason of the operation of the antidilution provisions of the Brehm Options.

(3) Represents the same shares described in the line immediately above, which may be resold by the holder thereof.

(4) Pursuant to Rule 457(h)(3), no additional fee is payable since these shares, which may be offered for resale, are the same shares being registered hereby upon their initial issuance pursuant to the Brehm Options.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

      The documents containing the information specified in this Part I will be sent or given to the holder of the Brehm Options to which this Registration Statement relates, as specified by Rule 428(b) promulgated under the Securities Act of 1933, as amended, and are not filed as part of this Registration Statement.

Prospectus

                                 4,230 Shares

                             DELTEK SYSTEMS, INC.

                                 Common Stock


      This Prospectus relates to the resale of up to 4,230 shares of our common stock by Eric Brehm, one of our employees. The common stock which may be resold has been or will be acquired upon exercise of options granted to Mr. Brehm.

      We will not receive any of the proceeds from such sales. We will pay all expenses in connection with this offering, other than commissions and discounts of underwriters, dealers or agents.

      Our common stock is quoted on the Nasdaq National Market (Symbol: DLTK). On August 13, 1999, the closing price of the common stock was $14.00 per share.

      See "Risk Factors" beginning on page 4 for a description of certain factors that should be considered by purchasers of the common stock.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.



                The date of this prospectus is August 18, 1999.

      We have not, nor has any individual named in this prospectus, authorized any person to give any information or to make any representation other than those contained in, or incorporated by reference into, this prospectus. This prospectus does not constitute an offer to sell or solicitation of an offer to buy.

      We have filed a registration statement on Form S-8 in respect of the common stock offered by this prospectus with the Securities and Exchange Commission under the Securities Act. This prospectus does not contain all of the information contained in the registration statement. You should read this entire prospectus carefully as well as the registration statement for additional information.


                               TABLE OF CONTENTS

Where You Can Find More Information..........................................2
Forward-Looking Statements    ...............................................3
Risk Factors.................................................................4
Our Business................................................................12
Proceeds....................................................................14
Selling Stockholder.........................................................14
Plan of Distribution........................................................14
Our Capital Stock...........................................................16
Indemnification.............................................................18
Legal Matters...............................................................19
Experts.....................................................................19


                      WHERE YOU CAN FIND MORE INFORMATION

      We must file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any documents we file at the SEC's public reference rooms in Washington, DC, New York, NY and Chicago, IL. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's web site at http://www.sec.gov.

      The SEC allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus may update documents previously filed with the SEC, and later information that we file with the SEC will automatically update this prospectus. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the termination of the offering:

      - Our quarterly report on Form 10-Q for the period ended June 30, 1999 filed with the SEC on August 13, 1999 (File No. 000-22001);

      - Our Amended Quarterly Reports on Form 10-Q for the quarters ended June 30 1998 and September 30, 1998 (File No. 000-22001); and

      - Our Annual Report on Form 10-K for the fiscal year ended December 31, 1998 (File No. 000-22001).

      You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

                        Deltek Systems, Inc.
                        8280 Greensboro Drive
                        McLean, VA  22102
                        Attention:  Secretary
                        (703) 734-8606

      Information on our website is not part of this prospectus.


                          FORWARD-LOOKING STATEMENTS

      This prospectus and the documents incorporated in this prospectus by reference contain forward-looking statements. We base these statements on our current expectations, estimates and projections. Either the beliefs of management, or assumptions made by management form the basis for those expectations, estimates and projections. The safe harbor created by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 generally protect us and the selling stockholder from liability for these statements. You can often recognize these forward-looking statements by words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," variations of such words, and similar expressions.

      These forward-looking statements do not guarantee future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. The Risk Factors section in this prospectus sets forth some of these risks and uncertainties. These risks and uncertainties could cause actual results to differ materially and adversely from those discussed in the forward-looking statements. We undertake no obligation to publicly update any of these forward-looking statements to reflect new information or future events.

                                 RISK FACTORS

      This offering involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before deciding to invest in the shares of common stock.

YEAR 2000 ISSUES MAY IMPACT OUR REVENUES

      Many existing information technology (IT) systems and applications, and other non-IT control devices, use only two digits to identify a year in the date field, without considering the impact of the upcoming change in the century. As a result, such systems, applications and devices could fail or create erroneous results unless they are modified in some fashion to distinguish 21st century dates from 20th century dates (that is, to be year 2000 compliant). We believe that the growth in demand for our products over the past several years was due in part to our customers' needs to update their IT systems in preparation for the year 2000. Most project oriented companies that needed to convert to year 2000 compliant systems (and thus were potential customers for our products) have purchased year 2000 compliant systems. Accordingly, the need of companies to update IT systems to achieve year 2000 readiness no longer will generate any significant demand for our products. We believe that the future growth in demand for our products will depend in part upon our ability to offset the loss of any growth attributable to our customers' needs to update their IT systems in preparation for the year 2000. We may not be able to sustain growth in demand for our products similar to that which we experienced over the past several years. If our prior growth rates are not sustainable, our business, operating results and financial condition could be materially adversely impacted. Moreover, as the year 2000 approaches, our current or future customers may need to divert technology expenditures that were reserved for the purchase of enterprise software products such as those that we sell to address year 2000 compliance problems. Accordingly, if purchases of our products are thereby delayed or lost, our business, operating results and financial condition could be materially adversely impacted.

OUR QUARTERLY OPERATING RESULTS ARE SUBJECT TO FLUCTUATIONS.

      Our future operating results may vary from quarter to quarter depending upon a number of factors including the following:

      -     the demand for our products;

      -     the size and timing of specific sales;

      -     the delay or deferral of customer implementations;

      -     the level of product and price competition that we encounter;

      -     the length of our sales cycles;

      -     our ability to attract and retain personnel;

      -     the timing of new hires;

      - the timing of our new product introductions and product enhancements and of our competitors;

      -     the mix of products and services we sell;

      -     the activities of and acquisitions by our competitors;

      -     the timing of our national user conference;

      -     general economic conditions;

      - our ability to develop and market new software products and enhancements; and

      -     our ability to control costs.

Our operating results, particularly our quarterly results, could be significantly affected by the loss or delay of individual orders. Our revenues from license fees are difficult to predict because of the length and variability of our sales cycles (typically 3 to 18 months). Our operating expenses, on the other hand, are based on anticipated revenue trends. A high percentage of our operating expenses are relatively fixed. A delay in the recognition of revenue from a limited number of sales could cause significant variations in operating results from quarter to quarter. To the extent we incur expenses before obtaining anticipated revenues, our operating results could be materially adversely affected.

      For certain of our software products, we typically grant customers a right of return for a full or partial refund of the license fee during the refund period. Refund periods generally range from 60 to 90 days from the date of the initial software delivery. Sometimes we have provided and may in the future provide longer refund periods for larger, more complex Costpoint installations. We recognize Costpoint and Allegro license fees upon the expiration of the applicable refund periods. The license fees are recorded as deferred revenues until recognized as revenue. Deferred revenues at the end of a quarter do not necessarily reflect revenues that we will recognize in a succeeding quarter. This is because customers sometimes have refund rights and the length of refund periods vary from customer to customer. We generally recognize license fees from Advantage, System1 and Electronic Timesheet products upon their delivery.

      Our operating results for any quarter are subject to significant variation. We believe that period-to-period comparisons of our operating results are not necessarily meaningful and should not be relied upon as indications of future performance.

WE MAY INCUR LIABILITY DUE TO YEAR 2000 PROBLEMS.

      We have made or intend to make available to our customers year 2000 compliant versions of our products. We cannot assure you, however, that our customers will request and install the compliant versions or operate them only with year 2000 compliant operating systems, relational databases and other IT systems.

      Although our year 2000 compliant products have or will have undergone our normal quality testing procedures, we may not have found undetected errors or defects associated with the year 2000 date functions. Because IT systems incorporate hardware and software products from different vendors, it may be difficult to determine which product has caused a year 2000 problem. We may therefore be subjected to year 2000-related lawsuits even if our products are year 2000 compliant. System malfunctions due to the onset of calendar year 2000 and any disputes with customers relating to year 2000 compliance may adversely affect our business, operating results and financial condition.

      Despite our efforts to address the year 2000 impact on our internal IT and non-IT systems and on the operations of our mission critical vendors, we may not be able to fully identify such impact or to resolve it without disruption of our business and without incurring significant expense. Accordingly, if the year 2000 issues are not adequately addressed by us and by third parties, our business, operating results and financial condition may be materially adversely affected.

COMPETITION FOR CLIENT/SERVER-BASED BUSINESS APPLICATION SOFTWARE IS INTENSE.

      We compete with a number of companies, many of which have significantly greater financial, technical, marketing and other resources than we have. As our larger competitors, such as Oracle, Peoplesoft and SAP, begin to experience a deceleration in their core business and refocus their marketing and sales efforts to the middle market, in which we actively market our products, we expect those competitors to implement increasingly aggressive pricing programs. In addition, certain of our competitors, such as Oracle, Peoplesoft and SAP, have well-established relationships with our current and prospective customers and with major accounting and consulting firms that may have an incentive to recommend them over us. We also face indirect competition from the internal MIS departments of our potential customers.

      Our products may not compete favorably and we may not be successful in the face of increasing competition from new products and enhancements introduced by existing or new competitors. In addition, increased competition may result in price reductions, reduced margins and loss of market share, any of which could have a material adverse effect on our business, operating results and financial condition.

OUR SUCCESS DEPENDS UPON OUR ABILITY TO HIRE AND RETAIN OUR EMPLOYEES.

      Our success is dependent upon our ability to attract and retain highly skilled managerial, research and development, consulting, customer service, sales and marketing personnel. We are currently investing, and plan to continue to invest, significant resources to expand our direct sales force and technical and customer support staff. Nevertheless, we have sometimes experienced difficulties in recruiting qualified personnel. Competition for skilled personnel in the software industry is intense. We cannot assure you that we will continue to be able to attract and retain the personnel we require to develop and market new and enhanced products or to market and service our existing products and conduct our operations successfully. Our inability to do so could have a material adverse effect on our business, operating results and financial condition. In addition, we may incur increased compensation costs in order to attract and retain skilled employees.

      Our success also depends in part on the continued services of our key employees, particularly our senior management personnel. We do not have employment agreements with any of our key employees and do not maintain any key person life insurance. The loss of Kenneth E. deLaski, our President and Chief Executive Officer, Eric F. Brown, our Executive Vice President and Chief Operating Officer, or Dien Hoang Do, our Vice President of Technology and Chief Technical Officer, could have a material adverse effect on our business, operating results and financial condition.

WE DEPEND ON OUR COSTPOINT AND ADVANTAGE PRODUCT LINES.

      For the years ended December 31, 1997 and 1998, 71.3% and 78.6%, respectively, of our software revenues were derived from licenses of our Costpoint and Advantage software products. In addition, we generate service revenues related to our Costpoint and Advantage products. An important element of our strategy is to license Costpoint to existing System1 users and to license Costpoint or Advantage to existing CFMS users as those customers reengineer their information systems and migrate to client/server solutions. The remaining System1 or CFMS users may not license either Costpoint or Advantage. Nevertheless, we expect our Costpoint and Advantage product lines to continue to account for a significant percentage of our future revenues. The success of competitive products or technological change, or our inability to continue to enhance the Costpoint and Advantage product lines to meet the evolving needs of our customers, would have a material adverse effect on our business, operating results and financial condition.

THE SOFTWARE MARKET UNDERGOES RAPID TECHNOLOGICAL CHANGE.

      The business application software market is characterized by rapidly changing technologies, evolving industry standards, frequent new product introductions and short product life cycles. Our future success will depend, to a substantial degree, upon our ability to enhance our existing products and to develop and introduce, on a timely and cost-effective basis, new products and features that meet changing customer requirements and emerging and evolving industry standards. In particular, the degree of market acceptance of our new, stand alone "front office" sales force automation and customer management software product that is currently under development, the first modules of which are available in beta, likely will be a significant factor in our success. We intend to continue making substantial investments in product development to address advancements in technology, respond to changing customer requirements, extend the functionality of our current products and expand our product line. We may not be successful in completing the development of new products and enhancements. New products or enhancements we may introduce may not achieve market acceptance.

NEW PRODUCT DEVELOPMENT IS SUBJECT TO RISKS AND POTENTIAL LIABILITY.

      The development of new, technologically advanced software products is a complex and uncertain process. It requires high levels of innovation, as well as the accurate anticipation of technological and market trends. The introduction of new or enhanced products also requires us to manage the transition from or integration with older products in order to minimize disruption in sales of existing products. Our development efforts may not progress satisfactorily or keep pace with industry developments. We allocate resources for research and development projects based on planned product introductions and enhancements. Our actual expenditures may significantly differ from amounts allocated. We have experienced, and may experience in the future, delays in the introduction of our products, due to factors internal and external to us. Because our software products are complex, despite testing, errors may be found after commencement of commercial shipments, resulting in loss of or delay in market acceptance. Any future delays in the introduction or shipment of new or enhanced products, the inability of such products to gain market acceptance or problems associated with new product transitions could adversely affect our business, operating results and financial condition. Our sale and support of software products entails the risk of product liability claims. In addition, our failure to perform services to a customer's expectations may result in our not being paid for services rendered, may damage our reputation and may result in a claim being brought against us. We maintain errors and omissions insurance but a successful claim for product or service liability brought against us could have a material adverse effect upon our business, operating results and financial condition.

ACQUISITION ACTIVITIES POSE RISKS.

      As part of our growth strategy, we have acquired or invested in, and from time to time may acquire or invest in, complementary businesses, technologies and product lines. In April 1998, we acquired certain assets of SalesKit Software Corporation. In May 1998, we completed the acquisition of Harper and Shuman, Inc. In order to achieve the anticipated benefits of these acquisitions and any future acquisitions, we must successfully assimilate the operations of the acquired business, and integrate and market our acquired products and technologies in a timely manner. In order to successfully integrate acquired products into our sales and marketing channels, we must train our sales force on acquired products and integrate employees of the acquired companies with respect to sales commission, territories, product positioning and training. In addition, certain of such acquired assets, licenses or technology may require significant additional development, such as the completion of product functionality, before the commercial release of products.

      Although we currently have no understandings, commitments or agreements with respect to any additional acquisitions, any future acquisitions may be accompanied by the risks commonly encountered in such transactions, including the following:

      -     disruption of our ongoing business;

      -     diversion of management from day-to-day operations;

      -     amortization of acquired intangible assets;

      - impairment of relationships with customers, employees and strategic partners;

      -     loss of personnel;

      - difficulty of maintaining uniform standards, controls, procedures and policies; and

      -     potential liabilities arising from any acquisition.

If we are unable to address such risks or fulfill expectations regarding revenues from acquired businesses, products and technologies, our business, operating results and financial condition could be adversely affected.

WE MUST BE ABLE TO MANAGE OUR GROWTH.

      We are currently experiencing growth and expansion, internally and through acquisitions, which has placed a strain on our administrative, operational and financial resources and demands on our systems and controls. This growth has resulted in an increasing level of responsibility for our management personnel. Our ability to manage our growth successfully will also require us to continue to expand and improve our operational, management and financial systems and controls on a timely basis. If our management is unable to manage growth effectively, our business, operating results and financial condition could be materially adversely affected.

WE MAY BE UNABLE TO EXPAND INTO NEW MARKETS.

      We believe that our future success is dependent, in part, on our ability to successfully penetrate new project-oriented markets and expand internationally. Although we have an ongoing program to further customize and add functionality to our products in order to address the specific needs of customers in new markets, our limited resources may restrict our ability to:

      -     track developments in these markets;

      -     develop appropriate products; and

      - effectively pursue marketing activities in multiple markets simultaneously.

Our products may not be accepted in new markets. If we cannot successfully expand the markets for our products, our business, operating results and financial condition could be adversely impacted.

WE DEPEND UPON ORGANIZATIONS WITH FEDERAL GOVERNMENT CONTRACTS.

      A significant portion of our total revenues is derived from customers that provide products and services under federal government contracts. We believe that, at least in the near term, a large percentage of our customers will continue to be government contractors and will account for a significant percentage of our total revenues. While such organizations are subject to the same general economic conditions as other businesses, they are also dependent upon applicable procurement policies and the availability of appropriated funds which may affect demand for their products and services. Any significant downsizing, consolidation or liquidation of such organizations as a result of changes in procurement policies, budget reductions or reallocations or other causes could adversely affect our business, operating results and financial condition.

WE RELY ON THIRD-PARTY SOFTWARE DEVELOPMENT TOOLS.

      We license from third parties certain software development tools that we utilize in the development of our products. Accordingly, we are dependent upon such third parties' abilities to:

      -     deliver quality products;

      -     correct errors;

      -     ensure year 2000 functionality;

      -     support their current products;

      - develop new and enhanced products on a timely and cost-effective basis; and

      - respond to emerging industry standards and other technological changes.

Should these third-party development tools become unavailable, or should their developers fail to adequately support or enhance them, we would be required to rewrite our products using different development tools. Although we believe that other development tools with comparable functionality are currently available from other third parties, replacement products may not be able to be obtained on reasonable terms. If we are not able to rewrite our products using different development tools on a timely and cost-effective basis our business, operating results and financial condition could be materially adversely affected.

WE MAY BE UNABLE TO PROTECT OUR PROPRIETARY RIGHTS FROM INFRINGEMENT.

      Our success and ability to compete is dependent in part upon our proprietary software. To establish and protect our rights in our software, we rely on a combination of:

      -     copyright and trademark laws;

      -     trade secrets;

      -     confidentiality procedures; and

      -     contractual provisions.

Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy, design around or reverse engineer aspects of our products or to obtain and use information that we regard as proprietary. Furthermore, we have no patents, and existing copyright law affords only limited protection. In addition, the laws of some countries do not protect our proprietary rights to the same extent as do the laws of the United States. Accordingly, we may not be able to protect our proprietary software against unauthorized third-party copying or use, which could adversely affect our competitive position.

      There are currently no claims pending against us relating to the infringement of any proprietary rights of third parties. Third parties may claim infringement by us of their intellectual property rights in the future. We expect that software product developers will increasingly be subject to infringement claims as the number of products and competitors in our industry segment grows and the functionality of products in different industry segments overlaps. Any such claims, with or without merit, could

      -     be time-consuming to defend;

      -     result in costly litigation;

      - divert management's attention and resources from day-to-day operations; or

      -     cause delays in the delivery or implementation of our products.

In addition, such claims could require us to

      -     discontinue the use of certain software codes or processes;

      -     cease the manufacture, use and sale of infringing products; and

      - develop non-infringing technology or to obtain licenses to the alleged infringing technology.

We may not be able to develop alternative technologies or to obtain such licenses. Even if a license were obtainable, we may not be able to negotiate terms commercially acceptable to us. In the event of a successful claim of product infringement against us and our failure or inability to license the infringed or similar technology, our business, operating results and financial condition could be materially adversely affected.

OUR PRINCIPAL SHAREHOLDERS CONTROL A MAJORITY OF OUR VOTING STOCK

      Our principal shareholders, Kenneth E. deLaski, our President and Chief Executive Officer, and Donald deLaski, our Chairman, together with their affiliates, in the aggregate own approximately 50% of the outstanding shares of the common stock as of August 1, 1999. As a result, these shareholders, acting together, are able to effectively control substantially all matters requiring approval by our shareholders including the election of the Board of Directors and significant corporate transactions. Their influence could

      -     delay or prevent a change in control of the Company;

      - impede a merger, consolidation, takeover or other business combination involving the Company; or

      - discourage a potential acquiror from making a tender offer or otherwise attempting to obtain control of the Company.

FUTURE SALES OF SHARES COULD ADVERSELY AFFECT THE MARKET PRICE OF OUR STOCK.

      Substantially all of our restricted securities are available for resale pursuant to Rule 144 under the Securities Act of 1933, as amended, including the shares owned by the principal shareholders. In October 1998, pursuant to contractual obligations to do so, we registered an aggregate of 516,751 shares of common stock and 130,000 shares of common stock issuable pursuant to outstanding warrants under the Securities Act. Sales of substantial amounts of such securities could adversely affect prevailing market prices for the common stock.

THE MARKET PRICE OF OUR COMMON STOCK HAS BEEN AND MAY CONTINUE TO BE VOLATILE.

      The market price of our common stock has historically been volatile. We believe the following factors may cause the market price of the common stock to fluctuate, perhaps substantially:

      -     quarterly fluctuations in results of operations;

      - announcements of new products and acquisitions by us or by our competitors;

      -     changes in earnings estimates by analysts;

      -     changes in accounting treatments or principles; and

      -     other market, general economic, and political factors.

The market price of the common stock also may be affected by our ability to meet market analysts' expectations. Our failure to meet such expectations could have a material adverse effect on the market price of the common stock. In addition, securities prices for many technology companies fluctuate widely for reasons which may be unrelated to operating results of such companies.

      In the past, following periods of volatility in the market price of a company's securities, class action litigation has often been instituted against such company. Any such litigation instigated against us could result in substantial costs and a diversion of management's attention and resources from day-to-day operations, which could have a material adverse effect on our business, operating results and financial condition.


                                 OUR BUSINESS

      We are a leading provider of enterprise software products that enable project-oriented organizations to more effectively manage, operate and grow their operations. Our software products address the needs specific to such organizations through a wide range of functionality, such as financial and project accounting, human resources management and administration, materials management and project reporting. We also provide a full range of services, including implementation and consulting, training and ongoing support. In the year ended December 31, 1998, 33.9% of our total revenues was derived from software license fees and 61.2% of our total revenues was generated from services. Since our inception, we have licensed our products to over 5,000 project-oriented organizations across a spectrum of industries, including

      -     architecture and engineering;

      -     environmental;

      -     systems integration;

      -     research and development;

      -     contract services;

      -     construction;

      -     make-to-order manufacturers; and

      -     not-for-profit organizations.

Many of these project-oriented businesses provide products and services under federal government contracts.

      Since our inception, we have focused exclusively on developing and providing products and services designed to meet the needs of project-oriented organizations. We believe that this focus is a competitive advantage in serving project-oriented markets relative to companies that offer more general-purpose enterprise software. We also believe that our solutions generally are better-suited, require shorter implementation times and cost less to install and maintain than general-purpose enterprise solutions.

      Our enterprise-wide products consist of:

      - Costpoint, an advanced client/server-based business software system designed for all types of project-oriented organizations;

      - Advantage, an integrated, project-focused accounting system designed for professional services firms;

      - System1, a character-based accounting system designed primarily for organizations providing products or services under contracts with the federal government; and

      - CFMS, a family of older-generation project-based accounting systems used primarily by architecture and engineering firms.

Our stand-alone application software product, which also can be integrated with our enterprise-wide systems, Electronic Timesheet, is an advanced employee timekeeping system.

      We also provide implementation and consulting, training and ongoing support services as an integral part of our solution. In contrast to general-purpose software vendors that often rely on third-party providers, we have a staff of over 130 experienced system consultants who directly assist our customers with system implementation. Beyond implementation, we provide training either on site or at one of our training centers. We also provide our customers with ongoing product maintenance and technical support, which is a significant source of recurring revenues.

                                   PROCEEDS

      We will not receive any of the proceeds from the sale of the shares of our common stock by Mr. Brehm.


                              SELLING SHAREHOLDER

      The following table provides information as to Mr. Brehm as of August 11, 1999, who may use this prospectus to sell our common stock. We do not know whether Mr. Brehm will sell any or all of his shares covered by this prospectus. Assuming all such shares are sold by him, he would own less than one percent (1%) of our common stock.

                                                      Number of Shares Covered
      Shareholder       Number of Shares Owned        By This Prospectus

      Eric J. Brehm           7,248                         4,230


                             PLAN OF DISTRIBUTION

      The shares of our common stock covered by this prospectus will be sold, if at all, by Mr. Brehm, and not by us. The shares may be sold from time to time as follows:

      - on the Nasdaq National Market, in the over-the-counter market, or on a national securities exchange;

      -     to purchasers directly;

      - in ordinary brokerage transactions in which the broker solicits purchasers;

      - through underwriters, dealers and agents who may receive compensation in the form of underwriting discounts, concessions or commissions from a seller and/or the purchasers of the shares for whom they may act as agent;

      -     through the writing of options on the shares;

      - through the pledge of shares as security for any loan or obligation, including pledges to brokers or dealers who may from time to time effect distributions of the shares or other interests in the shares;

      - through purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

      - through block trades in which the broker or dealer so engaged will attempt to sell the shares as agent or as riskless principal but may position and resell a portion of the block as principal to facilitate the transaction;

      - through exchange distributions in accordance with the rules of the applicable exchange;

      -     in any combination of one or more of these methods; or

      -     in any other lawful manner.

      These sales may be made at prices related to the then current market price or otherwise at prices and on terms then prevailing, or in privately negotiated transactions. In effecting sales, a broker or dealer engaged by an individual using this prospectus to sell common stock may arrange for other brokers or dealers to participate in the sale. In addition, any shares covered by this prospectus which qualify for sale pursuant to Section 4(1) of the Securities Act or Rules 144 or 701(g) under the Securities Act may be sold thereunder rather than by this prospectus.

      In connection with distributions of the shares or otherwise, an individual using this prospectus to sell common stock may enter into hedging transactions with a broker-dealer. In connection with such a transaction, a broker-dealer may engage in short sales of shares registered hereunder in the course of hedging the positions they assume with the seller. The seller may also sell shares short and deliver the shares to close out such short positions. The seller may also enter into an option or other transaction with a broker-dealer which requires the delivery to the broker-dealer of shares we have registered, which the broker-dealer may resell by this prospectus.

      A seller may pay a broker-dealer or an agent compensation in the form of commissions, discounts or concessions. The broker-dealer and any other participating broker-dealer may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales and any such commission, discount or concession may be deemed to be underwriting discounts or commissions under the Securities Act.

      We may be required to file a supplemental prospectus in connection with any activities involving a seller which may be deemed to be an "underwriting." In that case, a supplement to this prospectus would contain

      (1) information as to whether an underwriter selected by a seller, or any other broker-dealer, is acting as principal or agent for the seller,

      (2) the compensation to be received by an underwriter selected by a seller or any broker-dealer, for acting as principal or agent for a seller and

      (3) the compensation to be received by any other broker-dealer, in the event the compensation of such other broker-dealers is in excess of usual and customary commissions.

Any broker or dealer participating in any distribution of the shares may be required to deliver a copy of this prospectus, including any prospectus supplement, to any individual who purchases any shares from or through such a broker-dealer.

      We have advised Mr. Brehm, as a potential seller of common stock, that during any period when he may be engaged in a distribution of the shares offered by this prospectus, he is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes any seller, any affiliated purchaser and any broker-dealer or other individual who participates in such a distribution from bidding for or purchasing, or attempting to induce any individual to bid for or purchase any security, that is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of these factors may affect the marketability of our common stock.


                               OUR CAPITAL STOCK

      Our authorized capital stock consists of 45,000,000 shares of common stock, $.001 par value per share, and 2,000,000 shares of preferred stock, $.001 par value per share.

      The following summary description of our common stock and our preferred stock is not complete and is subject to, and qualified in its entirety by, the provisions of our Articles of Incorporation, as amended, which have been previously filed with the SEC.

COMMON STOCK

      As of June 30, 1999, we had 16,907,469 shares of common stock outstanding.

      Each share of common stock is entitled to one vote on all matters submitted to a vote of shareholders. Holders of a majority of our shares of common stock who are entitled to vote in any election of directors may elect all of the directors standing for election. Unless there are preferences applicable to any shares of outstanding preferred stock, the holders of common stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefor. In the event we liquidate, dissolve or wind up our affairs, holders of our common stock are entitled to share ratably in the assets remaining after payment of liabilities and the liquidation preference of any outstanding shares of preferred stock. Holders of our common stock have no preemptive, conversion or redemption rights.

PREFERRED STOCK

      As of June 30, 1999, we have no shares of preferred stock outstanding but our Articles of Incorporation authorize the Board of Directors to issue up to 2,000,000 shares of preferred stock without further action by the stockholders.

      The Board may issue the preferred stock in one or more series and fix the following:

      -     designations;

      -     powers;

      -     preferences;

      -     privileges;

      -     relative participating, optional or special rights; and

      - the qualifications, limitations or restrictions, including, as to each series,

                  --  dividend rights;

                  --  conversion rights;

                  --  voting rights;

                  --  terms of redemption; and

                  --  liquidation preferences.

Any of the above terms and conditions may be greater than the rights of the holders of the common stock. We cannot predict the actual effect of the issuance of any shares of preferred stock upon the rights of holders of common stock. Preferred stock could be issued quickly with terms calculated to delay or prevent a change in control or make removal of management more difficult. The issuance of preferred stock may also have the effect of decreasing the market price of our common stock. We do not have any present plans to issue preferred stock.

ANTI-TAKEOVER EFFECTS OF VIRGINIA LAW AND OUR ARTICLES OF INCORPORATION

      We are incorporated under the laws of Virginia and the Virginia Stock Corporation Act. The Act contains certain anti-takeover provisions regulating affiliated transactions and control share acquisitions and validating the adoption of shareholder rights plans which are summarized below.

      Affiliated Transactions. The affiliated transactions provisions are designed to prevent a Virginia corporation from engaging in a transaction with an "interested shareholder" unless approved by the majority of our disinterested directors and the holders of at least two-third of our outstanding voting stock which are not owned by the interested shareholder. The Act defines an interested shareholder generally as a person who owns more than 10% of our voting stock. Certain exceptions are provided under the law.

      Control Share Acquisitions. The control share acquisitions provisions of the Act, limit an increase of the voting strength of the person acquiring the shares above specified limits in director elections unless the voting rights are granted by a majority of the outstanding voting stock not owned by the acquiring person. If the voting rights are granted and the acquiring person controls 50% or more of the voting power, all shareholders (other than the acquiring person) are entitled to receive "fair value" for their shares as provided by the Act. If the voting rights are not granted, we may, as authorized by our Bylaws, purchase the acquiring person's shares at the cost to the acquiring person.

      Shareholder Rights Plan. Under the shareholder rights plan provisions of the Act, our Board of Directors is permitted to adopt a shareholder rights plan that could render a hostile takeover prohibitively expensive if our Board decides that the takeover is not in our best interests. Our Board of Directors has not present plan to adopt a shareholder rights plan. Any plan adopted would be on terms that the Board of Directors deems to be in the best interests of the company and our shareholders.

      The existence of the above provisions of the Act could delay or prevent a change in control, impede a merger, consolidation or other business combination or discourage a potential acquiror from making a tender offer or otherwise attempting to obtain control of us.

      Election of Directors. Our Articles of Incorporation divide the Board of Directors into three classes. Each class serves a staggered three-year term. This classification system may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control the company. It may also maintain the incumbency of the Board of Directors as it generally makes it more difficult for shareholders to replace a majority of the directors. Our Articles of Incorporation do not provide for cumulative voting rights in the election of directors. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management. The amendment of these provisions would require approval of holders of two thirds or more of the outstanding shares of our stock entitled to vote thereon.


                                INDEMNIFICATION

      Our Articles of Incorporation, as amended, limit, to the maximum extent permitted by law, the personal liability of our directors and officers for monetary damages for breach of their fiduciary duties as directors and officers, except in certain circumstances involving certain wrongful acts, such as a breach of the director's duty of loyalty or acts of omission which involve intentional misconduct or a knowing violation of law.

      Section 10 of the Virginia Stock Corporation Act allows for indemnification, in certain circumstances, by a corporation of any person threatened with or made a party to any action, suit or proceeding by reason of the fact that he or she is, or was, a director, officer, employee or agent of such corporation. Our Articles of Incorporation provide for mandatory indemnification of our directors and officers and for discretionary indemnification of any employee or agent to the full extent permitted by the Act, including in circumstances in which indemnification is otherwise discretionary under the Act. In addition, we have entered into separate indemnification agreements with our directors and officers setting forth certain procedures and other conditions applicable to claims for indemnification pursuant to our Articles of Incorporation and agreeing, subject to certain limitations, to obtain and maintain directors' and officers' liability insurance coverage for our directors and officers. These indemnification provisions may be sufficiently broad to permit indemnification of our officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

      We maintain a policy of directors and officers liability insurance.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the company pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.


                                 LEGAL MATTERS

      The legality of the common stock being offered hereby has been passed upon by Hazel & Thomas, P.C., Falls Church, Virginia, counsel to the Company. Robert
E. Gregg, a director of the Company, is a shareholder of Hazel & Thomas, P.C.


                                    EXPERTS

      The consolidated financial statements of Deltek as of December 31, 1997 and 1998 and for each of the three years in the period ended December 31, 1998 included in, incorporated by reference in, this prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included or incorporated by reference herein in reliance upon the authority of said firm as experts in giving said reports.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents, and any amendments thereto, filed by Deltek Systems, Inc. (the "Company") with the Securities and Exchange Commission are incorporated by reference in this Registration Statement and shall be deemed to be a part hereof from the date of filing such documents.

      (a) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999 (File No. 000-22001);

      (b) The Company's Amended Quarterly Reports on Form 10-Q for the quarters ended June 30, 1998 and September 30, 1998;

      (c) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 (File No. 000-22001); and

      (d) All reports filed by the Company pursuant to Sections 13(a) and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all of the securities offered hereby have been sold or which deregisters all securities then remaining unsold.

ITEM 4. DESCRIPTION OF SECURITIES.

      Our authorized capital stock consists of 45,000,000 shares of common stock, $.001 par value per share, and 2,000,000 shares of preferred stock, $.001 par value per share.

      The following summary description of our common stock and our preferred stock is not complete and is subject to, and qualified in its entirety by, the provisions of our Articles of Incorporation, as amended, which have been previously filed with the SEC.

COMMON STOCK

      As of June 30, 1999, we had 16,907,469 shares of common stock outstanding.

      Each share of common stock is entitled to one vote on all matters submitted to a vote of shareholders. Holders of a majority of our shares of common stock who are entitled to vote in any election of directors may elect all of the directors standing for election. Unless there are preferences applicable to any shares of outstanding preferred stock, the holders of common stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefor. In the event we liquidate, dissolve or wind up our affairs, holders of our common stock are entitled to share ratably in the assets remaining after payment of liabilities and the liquidation preference of any outstanding shares of preferred stock. Holders of our common stock have no preemptive, conversion or redemption rights.

PREFERRED STOCK

      As of June 30, 1999, we have no shares of preferred stock outstanding but our Articles of Incorporation authorize the Board of Directors to issue up to 2,000,000 shares of preferred stock without further action by the stockholders.

      The Board may issue the preferred stock in one or more series and fix the following:

      -      designations;
      -      powers;
      -      preferences;
      -      privileges;
      -      relative participating, optional or special rights; and
      - the qualifications, limitations or restrictions, including, as to each series,

             -- dividend rights;
             -- conversion rights;
             -- voting rights;
             -- terms of redemption; and
             -- liquidation preferences.

Any of the above terms and conditions may be greater than the rights of the holders of the common stock. We cannot predict the actual effect of the issuance of any shares of preferred stock upon the rights of holders of common stock. Preferred stock could be issued quickly with terms calculated to delay or prevent a change in control or make removal of management more difficult. The issuance of preferred stock may also have the effect of decreasing the market price of our common stock. We do not have any present plans to issue preferred stock.

ANTI-TAKEOVER EFFECTS OF VIRGINIA LAW AND OUR ARTICLES OF INCORPORATION

      We are incorporated under the laws of Virginia and the Virginia Stock Corporation Act. The Act contains certain anti-takeover provisions regulating affiliated transactions and control share acquisitions and validating the adoption of shareholder rights plans which are summarized below.

      Affiliated Transactions. The affiliated transactions provisions are designed to prevent a Virginia corporation from engaging in a transaction with an "interested shareholder" unless approved by the majority of our disinterested directors and the holders of at least two-third of our outstanding voting stock which are not owned by the interested shareholder. The Act defines an interested shareholder generally as a person who owns more than 10% of our voting stock. Certain exceptions are provided under the law.

      Control Share Acquisitions. The control share acquisitions provisions of the Act, limit an increase of the voting strength of the person acquiring the shares above specified limits in director elections unless the voting rights are granted by a majority of the outstanding voting stock not owned by the acquiring person. If the voting rights are granted and the acquiring person controls 50% or more of the voting power, all shareholders (other than the acquiring person) are entitled to receive "fair value" for their shares as provided by the Act. If the voting rights are not granted, we may, as authorized by our Bylaws, purchase the acquiring person's shares at the cost to the acquiring person.

      Shareholder Rights Plan. Under the shareholder rights plan provisions of the Act, our Board of Directors is permitted to adopt a shareholder rights plan that could render a hostile takeover prohibitively expensive if our Board decides that the takeover is not in our best interests. Our Board of Directors has no present plan to adopt a shareholder rights plan. Any plan adopted would be on terms that the Board of Directors deems to be in the best interests of the company and our shareholders.

      The existence of the above provisions of the Act could delay or prevent a change in control, impede a merger, consolidation or other business combination or discourage a potential acquiror from making a tender offer or otherwise attempting to obtain control of us.

      Election of Directors. Our Articles of Incorporation divide the Board of Directors into three classes. Each class serves a staggered three-year term. This classification system may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control the company. It may also maintain the incumbency of the Board of Directors as it generally makes it more difficult for shareholders to replace a majority of the directors. Our Articles of Incorporation do not provide for cumulative voting rights in the election of directors. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management. The amendment of these provisions would require approval of holders of two thirds or more of the outstanding shares of our stock entitled to vote thereon.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

      Robert E. Gregg, a Director of the Company, is a shareholder of Hazel & Thomas, P.C.

ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

      Section 10 of the Virginia Stock Corporation Act (the "VSCA") allows for indemnification, in certain circumstances, by a corporation of any person threatened with or made a party to any action, suit or proceeding by reason of the fact that he or she is, or was, a director, officer, employee or agent of such corporation. The Registrant's Articles of Incorporation provide for mandatory indemnification of its directors and officers and for discretionary indemnification of any employee or agent to the full extent permitted by the VSCA, including in circumstances in which indemnification is otherwise discretionary under the VSCA. In addition, the Registrant has entered into separate indemnification agreements with its directors and officers setting forth certain procedures and other conditions applicable to claims for indemnification pursuant to the Company's Articles of Incorporation and agreeing, subject to certain limitations, to obtain and maintain directors' and officers' liability insurance coverage for its directors and officers. These indemnification provisions may be sufficiently broad to permit indemnification of the Registrant's officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended.

      The Company maintains a policy of directors and officers liability insurance.

      INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT MAY BE PERMITTED TO DIRECTORS, OFFICERS OR PERSONS CONTROLLING THE COMPANY PURSUANT TO THE FOREGOING PROVISIONS, THE COMPANY HAS BEEN INFORMED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION, SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE SECURITIES ACT AND IS THEREFORE UNENFORCEABLE.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

      Not Applicable.

ITEM 8. EXHIBITS

      4.3   Form of Brehm Option

      5.1   Opinion of Hazel & Thomas, P.C.

      23(a) Consent of Arthur Andersen LLP

      23(b) Consent of Counsel included in Exhibit 5.1.

ITEM 9. UNDERTAKINGS

      The undersigned Registrant hereby undertakes:

      A.    Rule 415 Offering.

      1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

      provided, however, that paragraphs A(1)(i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

      2. That, for the purpose of determining any liability under the Securities Act of 1993, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      B.    Subsequent Exchange Act Documents Incorporated by Reference:

      The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1993, each filing of the issuer's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act, that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      C.    Indemnification.

      1. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of McLean, State of Virginia, on August 17, 1999.

                                          DELTEK SYSTEMS, INC.

                                          By: /s/ Kenneth E. deLaski
                                             --------------------------
                                             Kenneth E. deLaski, President
                                             and Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated.

Signature                           Title                               Date
/s/ Kenneth E. deLaski              President, Chief Executive          August 17, 1999
-----------------------------       Officer and Director
Kenneth E. deLaski

/s/ Donald deLaski                  Chairman of the Board of            August 17, 1999
-----------------------------       Directors
Donald deLaski

/s/ Eric F. Brown                   Executive Vice President,           August 17, 1999
-----------------------------       Technical Operations
Eric F. Brown

/s/ Bryan Fleming                   Controller and Treasurer            August 17, 1999
-----------------------------       (Principal Financial and
Bryan Fleming                       Accounting Officer)

/s/ Robert E. Gregg                 Director                            August 17, 1999
-----------------------------
Robert E. Gregg

/s/ Darrell J. Oyer                 Director                            August 17, 1999
-----------------------------
Darrell J. Oyer

/s/ Charles W. Stein                Director                            August 17, 1999
-----------------------------
Charles W. Stein

                               INDEX TO EXHIBITS

Exhibit No.     Title of Exhibit

 4.3            Form of Brehm Option

 5.1            Opinion of Hazel & Thomas, P.C.

23.1            Consent of Arthur Andersen LLP

23.2            Consent of Counsel included in Exhibit 5.1.